                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                         Date of Report: March 13, 2002

                                 TRAVLANG, INC.
                                 --------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)

          0-14026                                           13-3174562
------------------------                       --------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

2 HASHILOACH ST., PETACH TIKVA, ISRAEL                                  49170
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  011 972 397 10548
                                                     ------------------

Item 4.  Changes in Registrant's Certifying Accountant

      On March 13, 2002, the Registrant dismissed Daszkal Bolton LLP ("DB") as its independent auditors, terminating the client-auditor relationship between the Registrant and DB, and the Registrant engaged Chaikin Cohen Rubin & Gilboa ("CCRG") as its independent auditors of the Registrant's indirect wholly-owned subsidiary, Sec2Wireless, Ltd., for the current fiscal year. On May 16, 2002, the Registrant engaged SF Partnership, LLP ("SFP") as its independent auditors. On the Registrant's Form 8-K dated March 13, 2002 and on the Registrant's Form 8-K/A dated May 9, 2002, the Registrant mistakenly reported that it had engaged CCRG as its independent auditors. This Form 8-K/A is filed to correct such mistake. CCRG remains as the independent auditors for Sec 2 Wireless, Ltd. The decision to dismiss DB and engage SFP was approved by the Board of Directors of the Registrant, upon the recommendation of the Audit Committee of the Board of Directors. DB's reports on the consolidated financial statements of the Registrant for fiscal years 2001 and 2000 and any subsequent interim period preceding the dismissal did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to financial statement disclosure, audit scope or procedure, or accounting principles or practices except that the report was modified as to uncertainty and contained a disclosure stating that the financial statements were prepared based on the assumption that the Registrant would continue as a going concern. During fiscal years 2001 and 2000 and the subsequent interim period through March 13, 2002, there were no disagreements with DB regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DB, would have caused DB to make reference to the subject matter of the disagreements in connection with its report. The Registrant requested that DB furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated April 1, 2002, was filed as Exhibit 1 to the Registrant's Form 8-K dated March 13, 2002.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

(a) Financial Statements.



                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS






                                    CONTENTS

Report of Independent Auditors                                               1

Consolidated Balance Sheet                                                   2

Consolidated Statement of Deficit Accumulated During Development Stage       3

Consolidated Statement of Earnings                                           4

Consolidated Schedule of Research and Development Expenses                   5

Consolidated Statement of Cash Flows                                         6

Notes to Consolidated Financial Statements                              7 - 17

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of SEC2WIRELESS INC.
DEVELOPMENT STAGE ENTERPRISE

      We have audited the accompanying consolidated balance sheet of SEC2WIRELESS INC., DEVELOPMENT STAGE ENTERPRISE as at December 31, 2001 and 2000 and the consolidated statements of deficit accumulated during development stage, earnings and cash flows for the year then ended. The consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the company as at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As explained in Note 1 to the financial statements, the Company's ability to realize its assets and to discharge its liabilities in the normal course of business depends upon the Company's ability to obtain additional funding. This concern arises because the Company has incurred negative cash flows from its operations and losses since its inception. Management plans regarding those matters are also described in
Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                      "SF PARTNERSHIP, LLP"

TORONTO, CANADA                       CHARTERED ACCOUNTANTS
May 16, 2002

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                           Consolidated Balance Sheet

                                December 31, 2001


                                                        2001       2000
                                                       In thousands of
                                                       dollars
                                     ASSETS
CURRENT
   Cash and cash equivalents                          $   102    $   500
   Other receivables and prepaid expenses                  41         85
                                                      -------    -------

                                                          143        585

CAPITAL ASSETS (note 3)                                   206        290
                                                      -------    -------

                                                      $   349    $   875
                                                      =======    =======


                                   LIABILITIES

CURRENT
   Accounts payable                                   $   156    $   242
   Other current liabilities  (note 4)                  1,152        596
   Convertible loans (note 5)                           1,585       --
                                                      -------    -------

                                                        2,893        838

SEVERANCE PAY (note 6)                                     71         18
                                                      -------    -------

                                                        2,964        856
                                                      -------    -------


                            SHAREHOLDERS' DEFICIENCY

CAPITAL STOCK (note 7)                                     12         12

PAID IN CAPITAL                                         1,816      1,611

DEFERRED COMPENSATION (note 8)                            (59)       (50)

DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE           (4,384)    (1,554)
                                                      -------    -------

                                                       (2,615)        19
                                                      -------    -------

                                                      $   349    $   875
                                                      =======    =======


APPROVED ON BEHALF OF THE BOARD


          "Shmuel Weiss"                         "Lucien Geldzahler"
--------------------------------           --------------------------------
             Director                                 Director

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

     Consolidated Statement of Deficit Accumulated During Development Stage

                          Year Ended December 31, 2001



                                                            2001        2000
                                                            In thousands of
                                                            dollars
                                                           ------------------
DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE
   - BEGINNING OF YEAR                                     $(1,554)   $    --

   Net loss                                                 (2,830)    (1,554)
                                                           -------    -------


DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE
    - END OF YEAR                                          $(4,384)   $(1,554)
                                                           =======    =======

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                       Consolidated Statement of Earnings

                          Year Ended December 31, 2001



                                                  2001        2000
                                                 In thousands of
                                                 dollars
                                               ---------------------
EXPENSES
   Research and development (page 5)            $ 1,389    $   939
   General and administrative                       810        540
   Marketing                                        547         99
   Financial expense                                 90         11
                                                -------    -------

                                                  2,836      1,589

FINANCIAL INCOME                                     (6)       (35)
                                                -------    -------

NET LOSS                                        $(2,830)   $(1,554)
                                                =======    =======

Basic and diluted net loss per share (note 9)     (0.23)     (0.15)

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

           Consolidated Schedule of Research and Development Expenses

                          Year Ended December 31, 2001



                                   2001     2000
                                  In thousands of
                                  dollars
                                 ------------------

Salaries and employee benefits   $1,081   $  555
Subcontractors                        5      106
Materials                             7       33
Rent                                 27       43
Amortization                         85       37
Vehicles                            118       69
Communication and maintenance        61       26
Travelling and accommodation       --         25
Other                                 5       45
                                 ------   ------

                                 $1,389   $  939
                                 ======   ======

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                      Consolidated Statement of Cash Flows

                          Year Ended December 31, 2001



                                                2001        2000
                                               In thousands of
                                               dollars
                                             ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                    $(2,830)   $(1,554)
   Adjustments for non-cash working capital:
    Amortization                                   115         40
    Amortization of deferred compensation           49       --
                                               -------    -------


                                                (2,666)    (1,514)
   Changes in non cash working capital
    Other receivables and prepaid expenses          44        (85)
    Accounts payables                              (86)       242
    Other current liabilities                      556        596
    Provision for severance pay                     53         18
                                               -------    -------

                                                (2,099)      (743)
                                               -------    -------


CASH FLOWS FROM INVESTING ACTIVITIES
   Additions of capital assets                     (31)      (330)
                                               -------    -------


CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of shares                             --           12
   Paid in capital                                 147      1,561
   Convertible loan received                     1,585       --
                                               -------    -------

                                                 1,732      1,573
                                               -------    -------

NET (DECREASE) INCREASE IN CASH                   (398)       500

CASH - BEGINNING OF  YEAR                          500       --
                                               -------    -------

CASH - END OF YEAR                             $   102    $   500
                                               =======    =======

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001



1.  GOING CONCERN ASSUMPTION

    For the year ended December 31, 2001, the Company had a net cash outflow of $2,099,000 from operations (year ending December 31, 2000 - $743,000) substantially incurred in the development of its products. To date, the Company has successfully raised funds through private offerings and private financing to satisfy its working capital shortfall.

    The Company requires additional funding to cover working capital requirements and debt repayments. To address these funding requirements, the Company is negotiating an agreement which will provide the Company with a line of credit amounting to $5,000,000. As well, the Company continues to raise capital through private share placings.

    There is uncertainty associated with the ability of the Company to raise funds as described above. The Company faces a number of business risks, including uncertainties regarding demand and market acceptance of the Company's product, the effect of technological changes, competition, dependence on proprietary technology and the continued development of the products. Accordingly, these consolidated financial statements have been prepared using generally accepted accounting principles applicable to a going concern. If the going concern assumption were not appropriate, adjustments would be necessary to the carrying values of assets and liabilities, the expenses, and the balance sheet classifications used, and such adjustments could be material.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General

     Sec2Wireless Inc., a development stage enterprise, was incorporated on January 27, 2000 and operates in the United States and in Israel through its wholly owned subsidiary, Sec2Wireless Israel Ltd.

     The principle business activities of the Company are research and development in the field of Wireless Security Technologies of software products and initiating commercial relations with potential customers. The Company has not yet commenced its production and sales activities.

     The Company is a development stage enterprise. Most of the Company's activities are research and development, developing markets and starting up production. Accordingly, the financial statements of the Company are prepared in conformity with the reporting standards set by FAS No. 7 "Accounting and Reporting by Development Stage Enterprises".

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

     Basis of Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Sec2Wireless Israel Ltd., after elimination of all intercompany transactions and balances.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly-liquid investments with original maturities of 90 days or less.

     Capital Assets and Amortization

     Capital assets are stated at cost. Amortization, based on the estimated useful lives of the assets, is provided using the undernoted annual rates and methods:

             Computer equipment and software          33%        Straight-line
             Electronic equipment                     15%        Straight-line
             Office furniture                          6%        Straight-line
             Leasehold improvements            Lease term        Straight-line

     Additions during the year are amortized at the normal rate prorated to reflect the period of use during the year.

     Research and Development

     The Company expenses research and development costs as incurred.

     Stock-based Compensation

     The Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", in October 1995. This accounting standard permits the use of either a fair value based method of accounting or the method prescribed in Accounting Principles Board Opinion 25 ("APB 25"), "Accounting for Stock Issued to Employees" to account for stock-based compensation arrangements. In accordance with APB 25, deferred compensation is recorded if there is a difference between the exercise price and the fair market value of the ordinary share on the date of the grant. Companies that elect to employ the method prescribed by APB 25 are required to disclose the pro forma net loss that would have resulted from the use of the fair value based method. The Company has elected to account for its share-based compensation arrangements under the provisions of APB 25, and accordingly, has included in Note 8 the pro forma disclosures required under SFAS No. 123.

     Options granted to non-employees are recognized at their fair market value at date of grant in accordance with SFAS No. 123.

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)


     Foreign Currency Translation

     Monetary assets and liabilities denominated in currencies other than US dollars are translated at rates in effect at the balance sheet dates. The resulting translation gains and losses are included in the consolidated statement of operations.

     The Company's Israeli subsidiary is classified as integrated for accounting purposes. Monetary assets and liabilities of the subsidiary are translated into US dollars at exchange rates in effect at the balance sheet dates. Non-monetary items in foreign currency are translated at historical rates of exchange. Revenues and expenses are translated at the average rate of exchange for the period, except for amortization and depreciation, which are translated at historic rates. Translation gains and losses arising are included in the consolidated statement of operations.

     Earnings Per Share

     Basic and diluted earnings per share is computed pursuant to SFAS No. 128. Basic earnings per share are computed by dividing net earnings by the weighted average shares outstanding during the reporting period. Diluted earnings per share are computed similar to basic earnings per share except that the weighed average shares outstanding are increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the option price during the reporting period.

     Use of Estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates for the Company include: the fair values of identifiable assets acquired in business combinations; provisions for the credit risk exposure in amounts of capital assets, goodwill and product development costs; and valuation allowances against future income tax assets. Actual results could differ from those estimates.

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


3.  CAPITAL ASSETS

                                                     2001                 2000
                                              ACCUMULATED          Accumulated
                                         COSTAMORTIZATION     CostAmortization
                               -----------------------------------------------


                                IN THOUSANDS OF DOLLARS In thousands of dollars
                               -----------------------------------------------
Computer equipment and software         $249         $100       $225      $ 19
Electronic equipment                      44           10         38         3
Office furniture                          25            2         25         1
Leasehold improvements                    43           43         43        18
                                        ----         ----       ----      ----
                                        $361         $155       $331      $ 41
                                        ----         ----       ----      ----
    Net carrying amount                              $206                 $ 290
                                                     ----                 ----


4.  OTHER CURRENT LIABILITIES

                                                           2001        2000
                                                        In thousands of dollars
                                                       -------------------------
Employee and related expenses                            $1,018      $  538
Government institutions                                    --            20
Accrued expenses                                            109          14
Other                                                        25          24
                                                         ------      ------

                                                         $1,152      $  596
                                                         ======      ======



5.  CONVERTIBLE LOANS

                                                           2001        2000
                                                        In thousands of dollars
                                                       -------------------------
Loan #1                                                  $1,500       $  --
Loan #2                                                      85          --
      -                                                  ------       -----

                                                         $1,585       $  --
                                                         ======       =====

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


5.   CONVERTIBLE LOANS (CONT'D.)

     Loan #1

     On March 6, 2001 the Company entered into a convertible loan agreement with a private lender. In accordance with the agreement, the lender advanced an amount of $1,000,000. On August 16, 2001 the lender advanced an additional $500,000. The loan bears interest of 7% per annum compounded semi-annually and is due on March 6, 2002. The lender has the sole right to extend the repayment date.

     Any time before maturity, the lender has a right to convert the loan plus accrued interest into Series B preferred shares. The conversion price is based on the Company being valued at 50% of the market value of the Company to be determined by an independent third party. The maximum market price is stipulated to be $6,000,000. The loan will automatically be converted to Series B preferred shares if the Company achieves equity financing of at least $5,000,000, converted using the above formula and a market value based on the equity financing.

     All the Company's assets and rights including its intellectual rights are pledged to the lender in order to secure the repayment of the loan

     As described in Note 14, to date, the lender has not demanded repayment of the loan.

     Loan #2

     On December 26, 2001 the Company entered into a convertible loan agreement with a private lender. The lender advanced an amount of $85,000. The loan bears interest of 6 1/2% per annum, compounded semi-annually and is due on December 31, 2002. The lender has the sole right to extend the repayment date.

     At any time before the maturity date, the lender has a right to convert the loan plus accrued interest into Series A preferred shares. The conversion price is calculated according to a valuation of the Company based on 90% of the valuation of the Company last used, prior to the conversion on a fully diluted basis.

     Upon achieving equity financing of $1,000,000, the loan will automatically be converted into: (a) securities issued on the equity financing at a conversion price calculated according to a valuation of the Company equal to 90% of valuation of the Company utilized in the equity financing on a fully diluted basis or (b) at the lenders option, common shares of the Company at a conversion price of $0.4769 per share, whose price is subject to reduction in the same manner as an antidilution adjustment would occur under the terms of the Series A preferred shares.

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


6.  SEVERANCE PAY

    The Company's subsidiary is subject to Israeli law and labour agreements, under which it is required to make severance payments to dismissed employees and employees leavings its employment in certain other circumstances. The subsidiary's severance pay liability to its employees, which is calculated on the basis of the salary of each employee for the last month of the reported year multiplied by the years of such employee's employment is included in the Company's balance sheet on the accrual basis.


7.  CAPITAL STOCK

    a)  Authorized
          17,200,000  common shares $0.001 par value
           2,800,000  preferred shares, issuable in series, par value $0.001

    b) Changes in issued and outstanding common and preferred shares were as follows:


                                                                       NUMBER OF
                                              NUMBER OF       SHARE    PREFERRED         SHARE
                                          COMMON SHARES     CAPITAL       SHARES        CAPITAL
                                         ------------------------------------------------------
                                                        In thousands               In thousands
                                                         of dollars                 of dollars
                                         ------------------------------------------------------
Outstanding at January 1, 2000                 --         $     --           --     $     --
Shares issued for cash during the year   10,000,000               10    1,512,513            2
                                         ----------       ----------    ---------   ----------

Outstanding at December 31, 2000         10,000,000               10    1,512,513            2

Shares issued on exercise of options        475,338             --        907,678         --
                                         ----------       ----------    ---------   ----------

Outstanding at December 31, 2001         10,475,338       $       10    2,420,191   $        2
                                         ==========       ==========    =========   ==========

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


7.   CAPITAL STOCK  (CONT'D.)

     c) Stock-based compensation plan

        The Company has a fixed stock option plan, pursuant to which the Company may grant options to its employees, consultants and directors for up to 10% of the shares of common stock outstanding. Under the plan, the exercise price of each option varies and an option's maximum term is three years. Options have been granted at various times at the discretion of the Board of Directors and vest over different terms. All stock options are exercisable on or before five years from the date of the grant, or one year following the date the optionee ceases to be a director, officer or employee of the Company by reason of death, or 90 days after ceasing to be a director, officer or employee for any reason other than death.

        Transactions related to these plans are summarized in the following table:


                                                                         WEIGHTED
                                                                          AVERAGE
                                                     OUTSTANDING   EXERCISE PRICE
                                                         OPTIONS        PER SHARE
Options granted at inception                             526,316          $  0.10
Options granted                                          195,000             2.00
Options forfeited                                        (40,000)              --
                                                       ---------          -------

Outstanding - December 31, 2000                          681,316             0.65
Options granted                                          918,776             1.21
Options forfeited                                       (286,333)
                                                       ---------          -------

Outstanding - December 31, 2001                        1,313,759          $  0.88
                                                       =========          =======

8.   DEFERRED COMPENSATION

     On its inception, the Company granted 526,316 options to a key employee with an exercise price of $0.1 per share. The options are vested ratably over a 3 year period.

     Options to purchase 184,110 shares have been issued to non-employees. The Company has accounted for these options in accordance with SFAS No. 123 utilizing the Black-Scholes options pricing model with the following assumptions: (1) expected life of the options is 3 years; (2) non dividend yield; (3) expected volatility of 60%; (4) risk-free interest rate of 6%. The aggregate value of non-employee options was $326,260.

     The amounts of deferred compensation recognized arising from the difference between the exercise price and the fair market value at the date of the grant for options granted in the year ended December 31, 2001 and 2000 was $59,000 and $50,000 respectively. The amounts of the deferred compensation are included in shareholders equity and are being amortized over the vesting period.

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


8.   DEFERRED COMPENSATION (CONT'D.)

The following tables summarizes information about options outstanding and exercisable at December 13, 2001:


                        OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
---------------------------------------------------------------------------------------------
                       WEIGHTED           WEIGHTED     WEIGHTED         NUMBER       WEIGHTED
        RANGE OF    OUTSTANDING            AVERAGE      AVERAGE    OUTSTANDING       AVERAGE
        EXERCISE    AT DECEMBER          REMAINING     EXERCISE    AT DECEMBER   AT DECEMBER
           PRICE       31, 2001   CONTRACTUAL LIFE        PRICE       31, 2001      31, 2001
---------------------------------------------------------------------------------------------
        0.5 - 0.1       866,316               6.16         0.26        175,333          0.10
        2.0 - 1.7       447,443               5.66         2.00        261,938          1.66
---------------------------------------------------------------------------------------------
                      1,313,759                                        437,271
=============================================================================================

If compensation had been determined under the alternative fair value accounting method provided for under SFAS No. 123, the Company's net loss would be changed to the following pro-forma amounts:


                                                                      CUMULATIVE
                                                                            FROM
                                                                       INCEPTION
                                                                         THROUGH
                                               YEAR ENDED    DEC. 31,    DEC. 31,
                                                     2001        2000       2001
                                              ----------------------------------
                                                         In thousands of dollars
                                              ----------------------------------

    As reported                                   (2,830)    (1,554)   (4,384)
    Pro-forma                                     (2,961)    (1,603)   (4,564)

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001



9.   BASIC AND DILUTED LOSS PER SHARE

     Basic and diluted loss per share is calculated using the weighted average number of common shares outstanding as well as commitments to issue common shares, and common shares issuable under Stock Based Compensation. The exercise of stock options could potentially dilute earnings per shares in the future, but were not reflected in diluted loss per share for 2001 and 2000 because to do so would be anti-dilutive.


                                                        2001                2000
                                                         In thousands of dollars
                                                      --------------------------
      Numerator
        Net loss                                      $    (2,830)   $    (1,554)
                                                      -----------    -----------

      Denominator
        Weighted average common shares outstanding     12,498,329     10,257,537
                                                      -----------    -----------

        Basic and diluted loss per share              $     (0.23)   $     (0.15)
                                                      ===========    ===========


     Due to the fact that those issuances are antidilutive, all outstanding share options and convertible loans were excluded from the calculation of diluted net loss per share. The total number of shares related to the outstanding options excluded from the calculation of diluted net loss per share was 3,413,320 and 222,140 as of December 31, 2001 and 2000,
     respectively.


10.  INCOME TAXES

     The Company recorded no future income tax assets due to uncertainty associated with the Company's ability to utilize realized losses in the future.

11.  FINANCIAL INSTRUMENTS

     a)  Fair value

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

         The carrying amounts of cash and equivalents, other receivables, accounts payable and other current liabilities approximate fair values because of the short-term maturity of these instruments.

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


11.   FINANCIAL INSTRUMENTS (CONT'D.)

            The fair value of convertible loans is based on the net present value of the related future cash flows calculated using borrowing rates currently available to the Company for loans with similar terms and average maturities.

            There were no significant differences between the carrying values and fair values of the Company's financial instruments at December 31, 2001.

      b)    Credit Risk

            The Company's maximum credit risk exposure arising in relation to its financial assets is equivalent to their carrying amounts at December 31, 2001 and 2000. The Company performs regular credit assessments and records allowances for potentially uncollectable amounts of other receivables.

      c)    Interest Rate Risk

            The Company's other receivables and accounts payable and other current liabilities are non-interest bearing. The Company's interest bearing assets and liabilities at December 31, 2001 are as follows:

            Assets
              Cash and short-term deposits     Interest bearing at various rates
                                               equivalent to 30-90 day bankers'
                                               acceptance
            Liabilities
              Convertible loans                Note 5


12.   RELATED PARTY TRANSACTIONS

      a) The Company incurred debts to its related parties amounting to $403,000 (in 2000 - $305,000). The balance bears no interest and have no specific terms of repayment.

      b) During the year the Company paid salaries to its related parties which amounted to $603,000 (in 2000 - $324,000).

      These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the above mentioned parties.

                                SEC2WIRELESS INC.
                          DEVELOPMENT STAGE ENTERPRISE

                   Notes to Consolidated Financial Statements

                                December 31, 2001


13.   COMMITMENTS

      The Company has entered into brokerage and consulting agreements. Under the agreements the broker or consultant is entitled to receive from the Company a commission of 4% of any Equity Funding transaction initiated by them and to receive 2% of the Company's outstanding shares in the event that the Company achieves an Equity Funding of $5,000,000. This percentage is modified proportionately to reflect Equity Funding raised by the Company under $5,000,000.


14.   SUBSEQUENT EVENTS

      a) Subsequent to the year end the Company issued 40,891 additional common shares for approximately $20,000.

      b) On March 6, 2002, the first anniversary date, the convertible Loan #1 as described in Note 5 matured. The lender did not demand repayment of the loan and in April 2002 advanced an additional $250,000 to the Company.

      c) On March 12, 2002 all outstanding preferred shares of the company were converted to common shares in a 1:1 ratio.

      d) On March 12, 2002 the Company was acquired by Travlang, Inc., a publicly traded company listed on the Nasdaq Over The Counter bulletin board. In a reverse takeover, all the Company's outstanding shares amounting to 12,936,420 common shares were acquired by Travlang, Inc. in consideration for 80,380 preferred shares of Travlang, Inc., each convertible to 1,000 common shares. After this transaction, the former shareholders of the Company held approximately 80% ownership of Travlang, Inc.

(b)   Pro Forma Financial Information



                                 TRAVLANG, INC.

                                    PRO-FORMA

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                                    UNAUDITED






                                    CONTENTS

Pro-forma Consolidated Balance Sheet                                        19

Pro-forma Consolidated Statement of Earnings                                20

Notes to Pro-forma Consolidated Financial Statements                    21 -22

                                TRAVLANG, INC.

                     Pro-forma Consolidated Balance Sheet

                              December 31, 2001

                                  Unaudited


                                                                  TRAVLANG,     TRAVLANG,
                          TRAVLANG,   CONSOLIDATED        PRO-    INC. PRO-     INC. PRO-
                               INC.   SEC2WIRELESS       FORMA        FORMA         FORMA
                          MARCH 12,           INC.     ADJUST-     DEC. 31,      DEC. 31,
                               2002   DEC 31. 2001  MENTS NOTE         2001          2000
                         ----------------------------------------------------------------
                                                                  IN THOUSANDS OF DOLLARS
                         ----------------------------------------------------------------

                                     ASSETS

CURRENT
   Cash and cash
        equivalents            $   --      $    102    $   --         $    102    $    500
   Other receivables
        and prepaid expenses       --            41        --               41          85
                               --------    --------    --------       --------    --------
                                   --           143        --              143         585
CAPITAL                            --           206        --              206         290
GOODWILL                           --          --           625(1(A))      625         625
                               --------    --------    --------       --------    --------
                               $   --      $    349    $    625       $    974    $  1,500
                               --------    --------    --------       --------    --------


                                  LIABILITIES

CURRENT
   Accounts payable                --           156        --              156         242
   Other current liabilities   $   --      $  1,152    $     50(2)    $  1,202    $    646
   Convertible loans               --         1,585        --            1,585        --
                               --------    --------    --------       --------    --------
                                   --         2,893          50          2,943         888
SEVERANCE PAY                      --            71        --               71          18
                               --------    --------    --------       --------    --------
                                   --         2,964          50          3,014         906
                               --------    --------    --------       --------    --------


                              SHAREHOLDERS' EQUITY

   CAPITAL STOCK - PAR VALUE        258          12        (258)(1(B))      12          12
   PAID IN CAPITAL               15,628       1,817     (15,628)(1(B))   2,391       2,186
                                                            625(1(A))
                                                            (50)(2)
   DEFERRED COMPENSATION           --           (59)       --              (59)        (50)
   DEFICIT ACCUMULATED DURING
      DEVELOPMENT STAGE         (15,886)     (4,385)     15,886         (4,384)     (1,554)
                               --------    --------    --------       --------    --------
                                   --        (2,615)        575         (2,040)        594
                               --------    --------    --------       --------    --------
                               $   --      $    349    $    625       $    974    $  1,500
                               ========    ========    ========       ========    ========


APPROVED ON BEHALF OF THE BOARD


          "Shmuel Weiss"                         "Lucien Geldzahler"
-------------------------------           ---------------------------------
             Director                                 Director

                                TRAVLANG, INC.

                 Pro-Forma Consolidated Statement of Earnings

                         Year Ended December 31, 2001



                                                               TRAVLANG,   TRAVLANG,
                          TRAVLANG,  CONSOLIDATED      PRO-    INC. PRO-   INC. PRO-
                               INC.  SEC2WIRELESS    FORMA         FORMA       FORMA
                          MARCH 12,          INC.    ADJUST-    DEC. 31,    DEC. 31,
                               2002  DEC 31, 2001     MENTS         2001        2000
                       -------------------------------------------------------------
                                                             IN THOUSANDS OF DOLLARS
                       -------------------------------------------------------------
EXPENSES
   Research and
       development         $  --        $ 1,389       $  --      $ 1,389    $   500
   General and
       administrative         --            810          --          810        540
   Marketing                  --            547          --          547         99
   Financial expense          --             90          --           90         11
                           -----        -------       -----      -------    -------
                              --          2,836          --        2,836      1,589
FINANCIAL INCOME              --             (6)           (6)       (35)
                           -----        -------       -----      -------    -------
NET LOSS                   $  --        $(2,830)      $  --      $(2,830)   $(1,554)
                           =====        =======       =====      =======    =======

                                 TRAVLANG, INC.

              Notes to Pro-Forma Consolidated Financial Statements

                                December 31, 2001


1.    BASIS OF PRESENTATION:

      These unaudited pro-forma consolidated financial statements have been prepared to give effect to the following:

      a) The reverse takeover at March 12, 2002 whereby Travlang, Inc. ("Travlang"), (the legal parent), issued 80,380 class B convertible preferred shares (each share is convertible into 1,000 common shares) in return for all the 12,936,420 outstanding common shares of Sec2Wireless Inc. Development Stage Enterprise ("Sec2Wireless"), (the acquirer for accounting purposes). As a result of this transaction, the former shareholders of Sec2Wireless received approximately 80% ownership of Travlang.

      b) Prior to the acquisition, Travlang distributed all the assets of the company net of all its liabilities to its' shareholders by way of dividend resulting in no remaining assets or liabilities of the company.

      The pro-forma consolidated financial statements are based on the balance sheets of the following:

      a)    Travlang as at March 12, 2002 (unaudited)

      b) Consolidated Sec2Wireless as at December 31, 2001 and 2000 (audited) which consists of Sec2Wireless Inc. and its wholly-owned subsidiary, Sec2Wireless Israel Ltd.

      The pro-forma consolidated financial statements include the statement of earnings for the following:

      a) Consolidated Sec2Wireless for the year ended December 31, 2001 and for the year ended December 31, 2000.

      The pro-forma consolidated balance sheet as at December 31, 2001 and 2000 gives effect to the transactions as at March 12, 2002 and the pro-forma consolidated statement of earnings for the years ended December 31, 2001 and December 31, 2000 gives effect to the transactions as if they had taken place at the beginning of each period. As a pre-existing condition of the reverse takeover Travlang was required to distribute all its assets net of all its liabilities to its' shareholders prior to the acquisition (see note 1b). As such, only the operations of Sec2Wireless remains and are reported on a pro forma basis.

      The pro-forma consolidated financial statements are not necessarily indicative of the actual results that would have occurred had the proposed transactions occurred on the dates indicated and not necessarily indicative of future earnings or financial position.

                                 TRAVLANG, INC.

              Notes to Pro-Forma Consolidated Financial Statements

                                December 31, 2001


2.    PRO-FORMA ADJUSTMENTS:


      1)    To record the consolidation of Travlang with Sec2Wireless including:

            a) Recognize goodwill of $625,000 representing the fair value of the common shares of Travlang (the accounting subsidiary) immediately prior to acquisition in excess of the net assets of Travlang. In calculating goodwill, the 25,000,000 outstanding Travlang common shares prior to acquisition were valued at $0.025 per share and there were no net assets of the Company which resulted in goodwill of $625,000.

            b) To eliminate the pre-acquisition shareholders' equity of the Company which totaled to nil value.


      2)    To record the estimated acquisition costs.

(c) Exhibits.

      Attached as Exhibit 1 is a letter dated April 1, 2002 from Daszkal Bolton LLP (Filed as an exhibit to the Registrant's Form 8-K dated March 13, 2002).

      Attached as Exhibit 2 is a letter dated March 29, 2002 from Daszkal Bolton LLP (Filed as an exhibit to the Registrant's Form 8-K dated March 13, 2002).

      Attached as Exhibit 3 is a letter dated May 9, 2002 from Daszkal Bolton LLP (Filed as an exhibit to the Registrant's Form 8-K/A dated May 9, 2002).

      Attached as Exhibit 4 is a letter dated May 24, 2002, from Daszkal Bolton LLP.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRAVLANG, INC.


                                    By:   /s/ Lucien Geldzahler
                                       -----------------------------------------
                                          Name:  Lucien Geldzahler
                                          Title: President
Dated:  May 27, 2002